                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         BOSTON SCIENTIFIC CORPORATION
                (Name of Registrant as Specified In Its Charter)

                         BOSTON SCIENTIFIC CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                            [Boston Scientific LOGO]

                                                           Natick, Massachusetts
                                                                   April 3, 2000

Dear Fellow Stockholder:

     You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 9, 2000, beginning at 10:00 A.M. Eastern Daylight Time, at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts.

     This year you are being asked to elect three directors and to approve and adopt the Boston Scientific Corporation 2000 Long-Term Incentive Plan. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" each of the proposals.

     At the meeting, management will also report on the Company's performance and an opportunity will be provided for stockholders to ask questions.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

     Thank you for your cooperation.

                                            Very truly yours,

                                            PETE NICHOLAS
                                            Chairman of the Board

                            [Boston Scientific LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                           Natick, Massachusetts
                                                                   April 3, 2000

     The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts on Tuesday, May 9, 2000, beginning at 10:00 A.M. Eastern Daylight Time, for the following purposes:

         1.   To elect three directors;

         2. To approve and adopt the Boston Scientific Corporation 2000 Long-Term Incentive Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Stockholders of record at the close of business on March 17, 2000 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

     Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

                                            By Order of the Board of Directors

                                            PAUL W. SANDMAN
                                            Secretary

                            [Boston Scientific LOGO]

                          ONE BOSTON SCIENTIFIC PLACE
                          NATICK, MASSACHUSETTS 01760

                                 APRIL 3, 2000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting of Stockholders of Boston Scientific Corporation ("Boston Scientific" or the "Company") will be held on Tuesday, May 9, 2000, beginning at 10:00 A.M. Eastern Daylight Time, at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts. At this meeting, stockholders will be asked to elect three directors and to approve and adopt the Boston Scientific Corporation 2000 Long-Term Incentive Plan. Management of the Company will also report on the Company's performance during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

     Stockholders of record at the close of business on March 17, 2000 are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of Boston Scientific common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on March 17, 2000, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 406,556,829 shares of Boston Scientific common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes (described below) will be counted.

HOW DO I VOTE BY PROXY?

     Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

     If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

        - FOR the election of all three nominees for director; and

        - FOR the approval and adoption of the Boston Scientific Corporation 2000 Long-Term Incentive Plan.

     If any other matter is presented, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business which is intended to be acted on at the Annual Meeting.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or electronically through the Internet by following the instructions printed on your proxy card.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

     If your shares are held by your broker in "street name", you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME"?

     New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors and the approval and adoption of the Boston Scientific Corporation 2000 Long-Term Incentive Plan even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at the Annual Meeting, your shares will not be voted on that matter. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

        - file with the Secretary of the Company a written notice "revoking" your earlier vote;

        - submit to our transfer agent a properly completed and signed proxy card with a later date;

        - vote again telephonically or electronically; or

        - vote in person at the meeting.

     The last dated vote or proxy cast will be counted.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 17, 2000, the record date for voting.

HOW DO I VOTE MY 401(K) AND OUS GESOP SHARES?

     If you participate in the Boston Scientific Corporation 401(k) Savings Plan or live outside of the United States and participate in the Company's Global Employee Stock Ownership Plan ("GESOP"), you will receive a single proxy card that covers both shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If any of your plan accounts are not registered in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Properly completed and signed proxy cards will serve to instruct the trustees and fiduciaries of the Company's 401(k) Plan and GESOP how to vote any Company shares held by the 401(k) Plan or GESOP on your behalf.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     - FOR THE ELECTION OF DIRECTORS. The three nominees for director who receive the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

     - FOR THE APPROVAL AND ADOPTION OF THE BOSTON SCIENTIFIC CORPORATION 2000 LONG-TERM INCENTIVE PLAN. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required "for" the approval and adoption of the Boston Scientific Corporation 2000 Long-Term Incentive Plan.

     - OTHER MATTERS. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for most other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

IS VOTING CONFIDENTIAL?

     Yes. Proxy cards, ballots and voting tabulations are treated as confidential by the Company. Generally, only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to these documents.

HOW IS THE COMPANY SOLICITING PROXIES?

     Proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or other media by the officers or employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS.

     You are being asked to vote for three directors at this Annual Meeting. The Board is nominating John E. Abele, Joel L. Fleishman and Lawrence L. Horsch for re-election. If elected, these Directors would serve as Class II Directors for a term of three years, expiring at the Company's 2003 Annual Meeting.

     The Company knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

THE NOMINEES

John E. Abele........................  Mr. Abele, a co-founder of the Company, has been a director
Age 63                                 of Boston Scientific since 1979, Founder Chairman since 1995
Director since 1979                    and Co-Chairman from 1979 to 1995. Mr. Abele held the
                                       position of Treasurer from 1979 to 1992 and Vice Chairman
                                       and Founder, Office of the Chairman from February 1995 to
                                       March 1996. He was President of Medi-tech, Inc. from 1970 to
                                       1983, and prior to that served in sales, technical and
                                       general management positions for Advanced Instruments, Inc.
                                       Mr. Abele received a B.A. degree from Amherst College.
Joel L. Fleishman....................  Mr. Fleishman became President of The Atlantic Philanthropic
Age 65                                 Service Company, Inc. in September 1993. He is also
Director since 1992                    Professor of Law and Public Policy and has served in various administrative positions, including First Senior Vice
                                       President, at Duke University, since 1971. Mr. Fleishman is a founding member of the governing board of the Duke Center for Health Policy Research and Education and was the
                                       founding director of Duke University's Terry Sanford
                                       Institute of Public Policy. He is the director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the
                                       Professions. Mr. Fleishman also serves as Vice-Chairman of the Board of Trustees of the Urban Institute and as a
                                       director of Polo Ralph Lauren Corporation. Mr. Fleishman
                                       received A.B., M.A. and J.D. degrees from the University of
                                       North Carolina at Chapel Hill, and an L.L.M. degree from
                                       Yale University.
Lawrence L. Horsch...................  Mr. Horsch has served as Chairman of Eagle Management &
Age 65                                 Financial Corp, a management consulting firm, since 1990.
Director since 1995                    Previously, he had been Chairman of the Board of SCIMED Life
                                       Systems, Inc. from 1977 to 1994, director from 1977 to 1995 and Acting Chief Financial Officer from 1994 to 1995. He was
                                       Chairman and Chief Executive Officer of Munsingwear, Inc.,
                                       from 1987 to 1990. Mr. Horsch received a B.A. degree from
                                       the University of St. Thomas and an M.B.A. degree from
                                       Northwestern University.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVAL OF THE BOSTON SCIENTIFIC CORPORATION 2000 LONG-TERM
            INCENTIVE PLAN.

     You are being asked to approve and adopt the Boston Scientific Corporation 2000 Long-Term Incentive Plan (the "Incentive Plan"). This plan, if approved, will provide the basis for future long-term compensation awards at the Company, such as stock options and awards of restricted stock. This type of compensation forms an integral part of the compensation paid to many Company employees, particularly those in positions of key importance to the Company. The plan's approval and adoption is critical to the Company's ability to continue to attract and retain highly motivated and qualified employees, particularly in the competitive labor market that exists today.

     The Board of Directors of the Company has reviewed and approved the Incentive Plan, and recommends that stockholders adopt the Incentive Plan.

     The Incentive Plan provides for the grant or sale of restricted or unrestricted common stock, options to acquire common stock, share appreciation rights, performance awards and other stock and non-stock awards (collectively, "Awards"). An aggregate of 20,000,000 shares of common stock have been reserved for issuance under the Incentive Plan.

     The Incentive Plan supplements the Company's 1992 and 1995 Long-Term Incentive Plans. Shares of common stock remaining available for grant under these earlier plans are almost exhausted. The Incentive Plan is substantially similar to the 1995 Long-Term Incentive Plan, but is designed to increase administrative and operational flexibility. The material features of the Incentive Plan are summarized below.

     Administration. The Incentive Plan will be administered by the Executive Compensation and Human Resources Committee of the Board of Directors, which consists of two or more non-employee Directors (the "Compensation Committee"). The current members of the Compensation Committee are Lawrence L. Horsch, Joel
L. Fleishman, Ray J. Groves and Warren B. Rudman. Subject to the terms of the Incentive Plan, the Compensation Committee has full authority to administer the Incentive Plan in all respects, including: (i) selecting the individuals who are to receive Awards under the Incentive Plan; (ii) determining the specific form of any Award; (iii) setting the specific terms and conditions of each Award; and
(iv) creating subplans for non-U.S. participants. The Company's senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the Incentive Plan and Awards issued under the Incentive Plan.

     Eligibility. Employees, directors and other individuals who provide services to the Company, its affiliates and subsidiaries who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company, its affiliates and subsidiaries are eligible for Awards under the Incentive Plan.

     Amount of Awards. The value of shares or other Awards to be granted to any recipient under the Incentive Plan are not presently determinable. However, the Incentive Plan restricts the number of shares and the value of Awards not based on shares which may be granted to any individual during a calendar year or performance period. In order to facilitate the Company's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which deals with the deductibility of compensation for any of the chief executive officer and the four other most highly-paid executive officers, the Incentive Plan limits to 5,000,000 the number of shares for which options, stock appreciation rights or other stock Awards may be granted to an individual in a calendar year and limits to $10,000,000 the value of non-stock-based Awards that may be paid to an individual with respect to a performance period. These restrictions were adopted by the Board of Directors as a means of complying with Code section 162(m) and are not indicative of historical or contemplated Awards made or to be made to any individual under the Incentive Plan.

     Stock Options. The Incentive Plan authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will not exceed ten years and each option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of the grant. Generally, optionees will pay the exercise price of an option in cash or by check, although the Compensation Committee may permit other forms of payment including payment through the delivery of shares of common stock. Options granted under the Incentive Plan are generally not transferable (except at death or as gifts to certain Family Members (as defined in the Incentive Plan)). At the time of grant or thereafter, the Compensation Committee may determine the conditions under which stock options vest and remain exercisable.

     Unless otherwise determined by the Compensation Committee, unexercised options will terminate if the holder ceases for any reason to be associated with the Company, its affiliates and subsidiaries. Options generally remain exercisable for a specified period following termination for reasons other than for Cause (as defined in the Incentive Plan), particularly in circumstances of death, Disability and Retirement (as defined in the Incentive Plan). In the event of a Change in Control or Covered Transaction (as defined in the Incentive
Plan) of the Company, options become immediately exercisable and/or are converted into options for securities of the surviving party as determined by the Compensation Committee.

     Other Awards. The Compensation Committee may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to the difference between the fair market values of the common stock at the time of exercise of the right and at the time of grant of the right. In addition, the Compensation Committee may grant Awards of shares of common stock at a purchase price less than fair market value at the date of issuance, including zero. A recipient's right to retain these shares may be subject to conditions established by the Compensation Committee, if any, such as the performance of services for a specified period or the achievement of individual or Company performance targets. The Compensation Committee may also issue shares of common stock or authorize cash or other payments under the Incentive Plan in recognition of the achievement of certain performance objectives or in connection with annual bonus arrangements.

     Performance Criteria. The Compensation Committee may condition the exercisability, vesting or full enjoyment of an Award on specified Performance Criteria. For purposes of Performance Awards (as defined in the Incentive Plan) that are intended to qualify for the performance-based compensation exception under Code Section 162(m), Performance Criteria means an objectively determinable measure of performance relating to any of the following as specified by the Compensation Committee (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance Criteria measures and targets determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

     Amendments. The Compensation Committee may amend the Incentive Plan or any outstanding Award for any purpose permitted by law, or may at any time terminate the Incentive Plan as to future grants of

Awards. The Compensation Committee may not, however, increase the maximum number of shares of common stock issuable under the Incentive Plan or change the description of the individuals eligible to receive Awards. In addition, no termination of or amendment to the Incentive Plan may adversely affect the rights of a Participant with respect to any Award previously granted under the Incentive Plan without the Participant's consent, unless the Compensation Committee expressly reserves the right to do so in writing at the time the Award is made. To the extent the Compensation Committee desires the Incentive Plan to qualify under the Code, certain amendments may require shareholder approval.

     Federal Tax Treatment of Options under the Incentive Plan. Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price. The Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of the option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares, equal to the difference between the sales price and the option exercise price, will be treated as a long-term capital gain. In that case, the Company would not be entitled to a deduction at the time the optionee sells the option shares. The Company has not typically granted incentive stock options.

     No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the Incentive Plan and the Company will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, the Company will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the Optionee on the subsequent sale of the option shares.

     The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the Incentive Plan.

     A copy of the Boston Scientific Corporation 2000 Long-Term Incentive Plan is attached as Exhibit 10.20 to the Company's 1999 Annual Report on Form 10-K and incorporated by reference in this Proxy Statement.

     THE BOARD OF DIRECTORS CONSIDERS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE BOSTON SCIENTIFIC CORPORATION 2000 LONG-TERM INCENTIVE PLAN.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     Four stockholders beneficially own more than 5% of the Company's common stock. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, the persons and entities named below have sole voting and investment power over the shares listed. The table below sets forth information, as of February 1, 2000, regarding the beneficial ownership of these individuals and entities. As of February 1, 2000, there were 409,079,548 shares of Company common stock outstanding.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AS OF FEBRUARY 1, 2000

                                                              NUMBER OF SHARES         PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    SHARES OUTSTANDING
                 ------------------------                    ------------------    ------------------
John E. Abele(1)...........................................      28,307,500                6.9%
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760
Robert M. Dombroff(2)......................................      34,939,286                8.5%
as Trustee of The Abele Children's Irrevocable
Trust Dated October 29, 1979
c/o Bingham, Dana LLP
100 Pearl Street
Hartford, CT 06103
Pete Nicholas(3)...........................................      54,921,642               13.4%
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760
Promerica, L.P.(4).........................................      52,117,340               12.7%
Pete Nicholas, General Partner
c/o Bingham, Dana LLP
100 Pearl Street
Hartford, CT 06103

---------------

(1) Includes 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director and 16,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 34,939,286 shares of common stock held by Robert M. Dombroff as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 858,600 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 200,000 shares held by Mary
    S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership.
(2) Mr. Dombroff serves as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, and disclaims beneficial ownership of these shares.
(3) Excludes 12,944,912 shares of common stock held by Robert M. Dombroff and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 76,000 shares held by Mr. Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes two shares owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 52,117,340 shares of common stock held by Promerica, L.P., separately presented, a family limited partnership of which Mr. Pete Nicholas is general partner and with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Pete Nicholas and his spouse, with whom he shares voting and investment power, and 314,693 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.
(4) These shares are also included in the shares held by Mr. Pete Nicholas, separately presented, because as general partner of Promerica, L.P., Mr. Nicholas is deemed to have beneficial ownership of these shares.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows, as of February 1, 2000, the amount of common stock of the Company beneficially owned by:

        - the Company's directors;

        - the executive officers of the Company named in the Summary Compensation Table below; and

        - all of the directors and executive officers of the Company as a group.

                   STOCK OWNERSHIP OF OFFICERS AND DIRECTORS
                             AS OF FEBRUARY 1, 2000

                                                              NUMBER OF SHARES         PERCENT OF
                           NAME                              BENEFICIALLY OWNED    SHARES OUTSTANDING
                           ----                              ------------------    ------------------
John E. Abele(1)...........................................      28,307,500                6.9%
Joseph A. Ciffolillo(2)....................................         467,120                  *
Joel L. Fleishman(3).......................................          50,499                  *
Ray J. Groves(4)...........................................           3,327                  *
Lawrence L. Horsch(5)......................................          42,237                  *
N.J. Nicholas, Jr.(6)......................................          75,092                  *
Pete Nicholas(7)...........................................      54,921,642               13.4%
John E. Pepper(8)..........................................               0                  *
Warren B. Rudman(9)........................................           1,373                  *
James R. Tobin(10).........................................         200,000                  *
Lawrence C. Best(11).......................................       1,510,757                  *
Paul A. LaViolette(12).....................................         313,924                  *
Philip P. Le Goff(13)......................................          92,580                  *
All directors and executive officers as a group(14)........      87,224,754               21.1%

---------------

  * Reflects beneficial ownership of less than one percent (1%) of the outstanding common stock of the Company.

 (1) Includes 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director and 16,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 34,939,286 shares of common stock held by Robert
     M. Dombroff as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 858,600 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 200,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership.

 (2) Excludes 1,324,550 shares held by a trust of which Mr. Ciffolillo's spouse and children are trustees and beneficiaries, with respect to which Mr. Ciffolillo disclaims beneficial ownership. Includes 4,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan.

 (3) Includes 13,999 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan. Excludes 4,000 shares held by a charitable foundation of which Mr. Fleishman is the president, with respect to which Mr. Fleishman disclaims beneficial ownership.

 (4) Includes 827 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

 (5) Includes 29,476 shares of common stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan and 10,999 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan, as well as 1,762 shares owned jointly with Mr. Horsch's wife, with respect to which Mr. Horsch shares voting and investment power.

 (6) Excludes 12,944,912 shares of common stock held by Robert M. Dombroff and
     N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth
     V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, 9,600 shares owned by Mr. N. J. Nicholas, Jr.'s daughter and 76,000 shares held by Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. N. J. Nicholas, Jr. disclaims beneficial ownership. Includes 10,999 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 4,093 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

 (7) Excludes 12,944,912 shares of common stock held by Robert M. Dombroff and
     N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth
     V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 76,000 shares held by Mr. Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes two shares owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 52,117,340 shares of common stock held by Promerica, L.P., a family limited partnership of which Mr. Pete Nicholas is general partner and with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Pete Nicholas and his spouse, with whom he shares voting and investment power, and 314,693 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

 (8) Excludes 1,200 shares held by Mr. Pepper's spouse with respect to which Mr. Pepper disclaims beneficial ownership.

 (9) Includes 373 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

(10) Includes 200,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan.

(11) Includes 1,476,128 shares of common stock subject to exercisable options granted to Mr. Best pursuant to certain Stock Option Agreements dated June 22, 1992 and the Company's 1995 Long-Term Incentive Plan as well as 16,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Best has sole voting but not investment power.

(12) Includes 295,500 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans as well as 16,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. LaViolette has sole voting but not investment power.

(13) Includes 75,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan as well as 16,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Le Goff has sole voting but not investment power. Mr. Le Goff no longer serves as an executive officer of the Company.

(14) Please refer to footnotes 1 through 13 above.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

                             THE BOARD OF DIRECTORS

WHO SITS ON THE COMPANY'S BOARD OF DIRECTORS?

     The Board of Directors consists of ten members, divided into three approximately equal classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the Company's Class II directors expires at this Annual Meeting. Messrs. John E. Abele, Joel L. Fleishman and Lawrence L. Horsch currently serve in this class and have been nominated for re-election at the Annual Meeting.

     The following directors hold the Company's remaining Board seats:

                     CLASS I DIRECTORS (TERM EXPIRES 2002)

                 NAME
                 ----
Ray J. Groves..........................  Mr. Groves is Chairman of Legg Mason Merchant Banking,
                                         Inc., a
Age 64                                   subsidiary of Legg Mason, Inc. Mr. Groves served as
                                         Chairman and
Director since 1999                      Chief Executive Officer of Ernst & Young for 17 years
                                         until his retirement in 1994. Mr. Groves currently serves
                                         as a member of the Boards of Directors of Allegheny
                                         Technologies Incorporated, American Water Works Company,
                                         Inc., Dominion Resources, Inc., Electronic Data Systems
                                         Corporation, Marsh & McLennan Companies, Inc., and Nabisco
                                         Group Holdings, Inc. Mr. Groves is a managing director,
                                         treasurer and secretary of the Metropolitan Opera
                                         Association. He is also Chair of the Board of Directors of
                                         The Ohio State University Foundation and a member of the
                                         Dean's Advisory Council of the Fisher College of Business.
                                         Mr. Groves received a B.S. degree from The Ohio State
                                         University.
Pete Nicholas..........................  Mr. Nicholas, a co-founder of the Company, has been
                                         Chairman of
Age 58                                   the Board since 1995. He has been a director since 1979
                                         and served
Director since 1979                      as the Chief Executive Officer from 1979 to March 1999 and
                                         Co-Chairman of the Board from 1979 to 1995. Prior to
                                         joining the Company, he was corporate director of
                                         marketing and general manager of the Medical Products
                                         Division at Millipore Corporation, a medical device
                                         company, and served in various sales, marketing and
                                         general management positions at Eli Lilly and Company. He
                                         is currently a member of the Executive Committee and Board of Trustees of Duke University, the American Academy of
                                         Achievement and the National Academy of Arts and Sciences,
                                         and in the past has served on several for profit and
                                         not-for-profit boards. After college, Mr. Nicholas served
                                         as an officer in the U.S. Navy, resigning his commission
                                         as lieutenant in 1968. Mr. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The
                                         Wharton School of the University of Pennsylvania. He is
                                         also the brother of N.J. Nicholas, Jr., a director of the
                                         Company.

                 NAME
                 ----
Warren B. Rudman.......................  Senator Warren B. Rudman became a partner in the international
Age 69                                   law firm Paul, Weiss, Rifkind, Wharton, and Garrison in
                                         1992 after
Director since 1999                      serving two terms as a U.S. Senator from New Hampshire
                                         from 1980 to 1992. Senator Rudman serves as Chairman of
                                         the President's Foreign Intelligence Advisory Board and
                                         serves on the Boards of Trustees of Valley Forge Military
                                         Academy, the Brookings Institution, and the Council on
                                         Foreign Relations. He is also the founding co-chairman of
                                         the Concord Coalition. Senator Rudman received a B.S. from
                                         Syracuse University and a LL.B. from Boston College Law
                                         School and served in the U.S. Army during the Korean War.
James R. Tobin.........................  Mr. Tobin is the President, Chief Executive Officer and
                                         director of
Age 55                                   Boston Scientific. Prior to joining the Company, Mr. Tobin served
Director since 1999                      as President and Chief Executive Officer of Biogen, Inc.
                                         from 1997 to 1998 and Chief Operating Officer of Biogen
                                         from 1994 to 1997. From 1972 to 1994, Mr. Tobin served in
                                         a variety of executive positions with Baxter
                                         International, including President and Chief Operating
                                         Officer from 1992 to 1994. Previously, he served at Baxter as Managing Director in Japan, Managing Director in Spain,
                                         President of Baxter's I.V. Systems Group and Executive
                                         Vice President. Mr. Tobin currently serves on the Boards
                                         of Directors of Beth Israel Deaconess Medical Center, the
                                         Carl J. Shapiro Institute for Education and Research,
                                         Creative Biomolecules, Inc., CV Therapeutics, Inc.,
                                         PathoGenesis Corporation, and PE Corporation (formerly
                                         Perkin-Elmer Corp.). Mr. Tobin holds an A.B. from Harvard
                                         College and an M.B.A. from Harvard Business School. Mr.
                                         Tobin also served as a lieutenant in the U.S. Navy from
                                         1968 to 1972.

                    CLASS III DIRECTORS (TERM EXPIRES 2001)

                 NAME
                 ----
Joseph A. Ciffolillo...................  Mr. Ciffolillo joined the Company in 1983 as President of
Age 61                                   Medi-tech, Inc. During his tenure at the Company, he also
                                         served
Director since 1992                      as President of Microvasive, Inc. and as Executive Vice
                                         President and Chief Operating Officer from 1989 until his
                                         retirement in 1996. In 1992, Mr. Ciffolillo became a
                                         director of the Company. Previously, Mr. Ciffolillo spent
                                         twenty years with Johnson & Johnson where he held a number of management positions including President, Johnson &
                                         Johnson Orthopedic Company. Mr. Ciffolillo is a member of
                                         the Spray Venture Fund Investment Committee and serves on
                                         a number of private company boards. Mr. Ciffolillo also
                                         serves as Chairman of the Advisory Board of the Health
                                         Science Technology Division of Harvard University and the
                                         Massachusetts Institute of Technology. Mr. Ciffolillo
                                         received his B.A. from Bucknell University where he also
                                         serves as a Member of the Board of Trustees.
N.J. Nicholas, Jr......................  Mr. Nicholas is a private investor. Previously, he served as
Age 61                                   President of Time, Inc. from September 1986 to May 1990
                                         and Co-
Director since 1994                      Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. Nicholas is a director of Xerox
                                         Corporation, DB Capital Partners and Priceline.com and
                                         also serves on the board of several privately-owned media
                                         companies. Mr. Nicholas received an A.B. degree from
                                         Princeton University and an M.B.A. degree from Harvard
                                         Business School. He is also the brother of Pete Nicholas,
                                         Chairman of the Board of Boston Scientific.
John E. Pepper.........................  Mr. Pepper is Chairman of the Executive Committee of the
                                         Board
Age 61                                   of Directors of Procter & Gamble where he had been Chief
Director since 1999                      Executive Officer and Chairman of the Board from 1995 to
                                         1999, President from 1986 to 1995, director since 1984 and served in various positions since 1963. Mr. Pepper is a
                                         member of the Board of Directors of Xerox Corporation and
                                         Motorola Inc. Mr. Pepper is a Fellow of The Yale
                                         Corporation, an Adjunct Professor at Yale University and a
                                         Trustee of the Christ Church Endowment Fund. He serves on
                                         the boards of Partnership for a Drug Free America, the
                                         National Campaign to Prevent Teen Pregnancy, and the
                                         National Advisory Board of the National Underground
                                         Railroad Freedom Center. Mr. Pepper graduated from Yale
                                         University in 1960 and holds honorary doctorate degrees
                                         from Xavier University, Mount St. Joseph College and St.
                                         Petersburg University (Russia).

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Audit, Executive Compensation and Human Resources, and Corporate Governance Committees.

                           BOARD COMMITTEE MEMBERSHIP
                             AS OF FEBRUARY 1, 2000

                                                                  EXECUTIVE COMPENSATION
                                                                   AND HUMAN RESOURCES      GOVERNANCE
NAME                                           AUDIT COMMITTEE          COMMITTEE           COMMITTEE
----                                           ---------------    ----------------------    ----------
Joel L. Fleishman............................         *                     *                   *
Ray J. Groves................................                               *                   *
Lawrence L. Horsch...........................         *                     *
Pete Nicholas................................                                                   *
John E. Pepper...............................         *                                         *
Warren B. Rudman.............................                               *                   *

     Audit Committee. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting, internal control, independent audit and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, management, the Company's internal auditors and the Company's independent auditors. The Audit Committee recommends the selection of the Company's independent auditors, evaluates their independence and reviews the reports and other services provided by the independent auditors. The Audit Committee is also responsible for monitoring the Company's adherence to established corporate policies, codes and practices. The Audit Committee met five times during fiscal year 1999.

     Executive Compensation and Human Resources Committee. The Executive Compensation and Human Resources Committee (the "Compensation Committee") is responsible for granting stock options and other awards to the Company's key employees, administering the Company's incentive plans and reviewing and recommending the compensation of the Company's executive officers. The Compensation Committee is also responsible for overseeing the process of succession planning and management development within the Company. The Compensation Committee met seven times during fiscal year 1999.

     Corporate Governance Committee. The Corporate Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominations are consistent with the needs of the Company, reviewing the independence and performance of all members of the Board, recommending Board committee assignments, reviewing and recommending Board policies and procedures, and assessing Board performance. In addition, the Corporate Governance Committee is responsible for recommending to the Board candidates for Chief Executive Officer, evaluating the performance of the Chief Executive Officer, and developing an ongoing succession plan for the Chief Executive Officer. In 1999, the Board adopted a Corporate Governance Manual which outlines the role, responsibilities and structure of the Board and its committees. The Corporate Governance Committee is directed to review the Corporate Governance Manual on an annual basis. The Corporate Governance Committee met four times during fiscal year 1999.

HOW OFTEN DID THE BOARD MEET IN 1999?

     The Board met in person or telephonically ten times in fiscal year 1999. Each director attended more than 75% of the meetings of the Board and of the Committees on which he served.

HOW ARE THE COMPANY'S DIRECTORS COMPENSATED?

          Employee Directors. Directors who are also employees of the Company receive no additional compensation for serving on the Board or its Committees.

          Non-employee Directors. As of July 1, 1999, the Company compensated its non-employee directors as follows:

           - an annual retainer of $35,000;

           - an annual fee of $5,000 for each Board Committee chaired by the non-employee director; and

           - an annual option grant of 4,000 shares of Boston Scientific common stock. (The option exercise price is the fair market value on the date of the grant, normally the date of the Company's Annual Meeting of Stockholders. The options become exercisable in three equal installments, commencing on the first anniversary of the date of grant, and have a ten year term.)

          Non-employee directors may defer receipt of the annual retainer and Committee chair fees under the Company's Deferred Compensation Program, which allows these moneys to be invested in common stock equivalents as well as other investment options.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS.

     The Company does not have any current arrangements relating to the election of directors to its Board.

RELATED PARTY TRANSACTION WITH DIRECTOR AND CHAIRMAN OF THE BOARD.

     The Company had leased until June 1998 property at 135 Forbes Boulevard in Mansfield, Massachusetts, from the 135 Forbes Boulevard Trust, of which Mr. Pete Nicholas is the sole trustee and Mr. Pete Nicholas and his wife are the beneficiaries. In connection with its lease of this property, the Company also agreed to guarantee the obligations of the 135 Forbes Boulevard Trust under an industrial development loan due February 2001 issued with respect to the property. At December 31, 1999, the outstanding principal balance on this loan was approximately $103,000.

                               EXECUTIVE OFFICERS

WHO ARE THE COMPANY'S EXECUTIVE OFFICERS AS OF MARCH 31, 2000?

NAME                                     TITLE
----                                     -----
Pete Nicholas..........................  Director, Chairman of the Board
James R. Tobin.........................  Director, President and Chief Executive Officer
John E. Abele..........................  Director, Founder Chairman
Lawrence C. Best.......................  Senior Vice President -- Finance & Administration and
                                         Chief Financial Officer
Paul Donovan...........................  Vice President, Corporate Communications
Paul A. LaViolette.....................  Senior Vice President, President, Boston Scientific
                                         International, and Group President
Robert G. MacLean......................  Senior Vice President -- Human Resources
Kshitij Mohan, Ph.D. ..................  Senior Vice President and Chief Technology Officer
Arthur L. Rosenthal....................  Senior Vice President and Chief Scientific Officer
Paul W. Sandman........................  Senior Vice President, Secretary and General Counsel
James H. Taylor, Jr. ..................  Senior Vice President -- Corporate Operations

     Biographical information concerning the Company's executive officers can be found under the caption "Directors and Executive Officers of the Company" included in the Company's 1999 Annual Report on Form 10-K, which is incorporated by reference in this Proxy Statement. Stockholders may obtain a copy of this report, without exhibits, for no charge by requesting it in writing from the Company at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Investor Relations.

HOW WERE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED IN 1999?

     The following tables show salaries, bonuses, options and other compensation paid during the last three years, options granted in 1999 and options exercised in 1999 for the Chief Executive Officer and the next four most highly compensated executive officers of the Company as of December 31, 1999.

                           SUMMARY COMPENSATION TABLE
                            AS OF DECEMBER 31, 1999

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   ------------
                                                                      SHARES
                                      ANNUAL COMPENSATION(1)        UNDERLYING
            NAME AND               ----------------------------       STOCK           ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY      BONUS       OPTIONS(2)     COMPENSATION(3)
       ------------------          ----    --------    --------    ------------    ---------------
Pete Nicholas(4),(5).............  1999    $747,000    $590,925             0         $ 99,725
Founder, Chairman of the Board     1998    $725,000    $    400        15,000         $ 98,561
and former President and           1997    $725,000    $    300       508,000         $131,012
Chief Executive Officer
James R. Tobin(6)................  1999    $700,000    $458,992     1,000,000         $  7,400
President and Chief Executive
  Officer                          1998          --          --            --               --
                                   1997          --          --            --               --
Lawrence C. Best.................  1999    $397,000    $235,290        20,000         $  6,458
Senior Vice President -- Finance
  &                                1998    $380,000    $      0       515,000         $  5,918
Administration and Chief
  Financial                        1997    $365,000    $      0       328,000         $  2,376
Officer
Paul A. LaViolette(7)............  1999    $320,000    $225,021        40,000         $ 26,501
Senior Vice President,
  President --                     1998    $285,000    $      0        15,000         $ 24,727
Boston Scientific International    1997    $270,000    $    740       198,000         $ 27,310
and Group President
Philip P. Le Goff(8).............  1999    $364,000    $185,081       100,000         $ 36,687
Senior Vice President and          1998    $350,000    $      0        15,000         $ 94,804
Group President Vascular and       1997    $350,000    $125,000       200,000         $  6,923
Nonvascular Businesses

---------------
(1) The Company annually provides executive officers an executive benefit package, in addition to regular employee benefits such as contributory health insurance, consisting of:

       - executive life insurance; and

       - an allowance in the amount of $25,000 for other perquisites such as company cars, medical examinations and financial, estate and tax planning services.

    In addition, the Company annually provides for transportation services as an executive benefit for Mr. Pete Nicholas.

(2) Shares underlying stock options for the year ended 1997 have been adjusted to reflect the Company's "2 for 1" split of its common stock which became effective on November 30, 1998 and paid in the form of a stock dividend to stockholders of record on November 13, 1998.

(3) The following amounts paid to or on behalf of the named executive officer is included in the table under the caption "All Other Compensation":

                                                      COMPANY MATCH       NET
                                                      (401(K) PLAN)    PREMIUM*     PREMIUM PAID**
                                                      -------------   -----------   --------------
Pete Nicholas.......................................     $     0        $99,725         $   --
James R. Tobin......................................       1,312             --          6,088
Lawrence C. Best....................................       3,200             --          3,258
Paul A. LaViolette..................................       3,200         23,301             --
Philip P. Le Goff...................................       3,200         33,687             --

---------------
  * Net Premium represents the net cost on an actuarial basis to the Company of premiums paid on behalf of Messrs. Nicholas, LaViolette and Le Goff for split dollar life insurance which will be recovered by the Company at a later date.

 ** Premium Paid represents amounts paid by the Company on behalf of Messrs.
    Tobin and Best for term life insurance.

(4) The amounts reflected in Mr. Pete Nicholas' bonus column include awards of $1,000 in 1999, $400 in 1998 and $300 in 1997 to Mr. Pete Nicholas in
    connection with the issuance of patents in his name pursuant to an established employee recognition program.

(5) On March 17, 1999, Mr. James Tobin succeeded Mr. Pete Nicholas as President and Chief Executive Officer of the Company. Mr. Pete Nicholas continues to serve as Director and Chairman of the Board of the Company.

(6) The base salary reflected for Mr. Tobin is annualized. Mr. Tobin joined the Company on March 17, 1999; his actual base salary received in 1999 was $533,079.

(7) The amount reflected in Mr. LaViolette's 1997 bonus column includes an award to Mr. LaViolette pursuant to an employee recognition program.

(8) In connection with a letter agreement between the Company and Mr. Le Goff dated September 24, 1997, the Company guaranteed a one-time bonus payment in the amount of $125,000, payable to Mr. Le Goff at year-end 1997. The Company also reimbursed $63,107 of Mr. Le Goff's relocation expenses in 1998 and $6,923 in 1997. The base salary reflected for Mr. Le Goff in 1997 is annualized. Mr. Le Goff's joined the Company in late 1997; his actual base salary received in 1997 was $47,115. Mr. Le Goff no longer serves as an executive officer of the Company.

                             1999 OPTION/SAR GRANTS

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                       PERCENT OF                                    ANNUAL RATES OF
                         NUMBER OF       TOTAL                                         STOCK PRICE
                          SHARES        OPTIONS                                     APPRECIATION FOR
                        UNDERLYING     GRANTED TO    EXERCISE OR                     OPTION TERM(3)
                          OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------
NAME                    GRANTED(1)      1999(2)       PER SHARE       DATE          5%            10%
----                    -----------   ------------   -----------   ----------       --            ---
Pete Nicholas.........           0          --             --             --             --            --
James R. Tobin........   1,000,000       15.07%        $34.00        3/17/09    $21,382,417   $54,187,244
Lawrence C. Best......      20,000         .30%        $35.75        4/19/09    $   449,660   $ 1,139,526
Paul A. LaViolette....      40,000         .60%        $35.75        4/19/09    $   899,319   $ 2,279,052
Philip P. Le Goff.....     100,000        1.51%        $35.75        4/19/09    $ 2,248,298   $ 5,697,629

---------------
(1) Messrs. Best, LaViolette and Le Goff were granted options to purchase shares of common stock on April 19, 1999, vesting over four years in equal annual installments on the anniversary date of the grants. Mr. Tobin's option to purchase 1,000,000 shares of common stock was granted on March 17, 1999, and vests over five years in equal annual installments on the anniversary date of the grant. Mr. Tobin's employment agreement provides for accelerated vesting of these options if he is terminated without cause by the Company.

(2) In 1999, options to purchase 6,633,922 shares of the Company's common stock were granted to key employees and directors of the Company.

(3) These columns represent hypothetical future values of the Company's common stock obtainable upon exercise of stock options, net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect management's assessment of the Company's future stock price performance.

         TOTAL 1999 OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES
                            AS OF DECEMBER 31, 1999

                           SHARES
                         ACQUIRED ON      VALUE        NUMBER         NUMBER             VALUE              VALUE
         NAME             EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE(1)     UNEXERCISABLE(1)
         ----            -----------   -----------   -----------   -------------   -----------------   ----------------
Pete Nicholas..........          0               0      314,693        557,000        $ 1,820,168         $1,000,000
James R. Tobin.........          0               0            0      1,000,000        $         0         $        0
Lawrence C. Best.......    496,872     $17,737,575    1,476,128        790,000        $19,170,322         $  800,000
Paul A. LaViolette.....          0               0      295,500        255,500        $ 2,301,624         $  500,000
Philip P. Le Goff......          0               0       75,000        240,000        $         0         $        0

---------------
(1) These values reflect the difference between the exercise price per share of in-the-money options and the last reported sales price ($21.875) of the Company's common stock on the New York Stock Exchange on December 30, 1999, the last trading day of 1999, multiplied by the applicable number of shares underlying the options.

DO THE COMPANY'S EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS?

     James R. Tobin serves as President and Chief Executive Officer of the Company pursuant to a letter agreement dated March 17, 1999. The agreement provides for an initial base salary of $700,000 and an option grant of 1,000,000 shares of common stock. The option vests over a period of five years and provides for accelerated vesting if Mr. Tobin is terminated without cause by the Company. The exercise price of the option is the market price on the date of the grant.

     Lawrence C. Best serves as Senior Vice President -- Finance and Administration and Chief Financial Officer of the Company pursuant to a letter agreement dated June 22, 1992. The agreement establishes the principal responsibilities of Mr. Best and provides for minimum annual base salary of $300,000 and minimum annual bonus of $25,000. In addition, the agreement provides for the grant of stock options to Mr. Best generally consistent with the terms of the Company's 1992 Long-Term Incentive Plan, but providing for accelerated vesting upon termination without cause or following a material reduction in position, salary or responsibilities. Mr. Best is entitled to receive as annual retirement benefits $150,000, commencing at age 58 and continuing for not more than twenty years. The Company, however, will have no obligation to pay annual retirement benefits if the realizable value of applicable stock options exceeds the gross realizable value of the retirement benefits.

     Philip P. Le Goff, formerly Senior Vice President and Group
President -- Vascular and Nonvascular Businesses, left the Company in February 2000. In connection with Mr. Le Goff's departure, the Company agreed to reimburse relocation expenses and assume residential lease obligations. In return, Mr. Le Goff agreed to certain non-solicitation and non-competition obligations. Mr. Le Goff and the Company also entered into a consulting arrangement under which Mr. Le Goff agreed to provide specified consulting services to the Company for a two year period. Mr. Le Goff is to be paid for these services at a rate substantially comparable to his 1999 annual compensation.

     In addition to these agreements, key executives of the Company, including the officers named in the compensation tables above, have retention agreements with the Company. These agreements were recommended by the Compensation Committee and approved by the Board of Directors. In general, the retention agreements entitle key executives to a lump sum payment of three times the executive's base salary and assumed on-plan incentive bonus (or prior year's bonus, if higher), if either the executive's employment is terminated (other than for cause) or his duties are diminished following a change in control. The executive will also be entitled to continuation of health and other welfare benefits for three years. In addition, the Company will compensate the executive for any excise tax liability he may incur by reason of payments made under the agreement.

     The retention agreements also provide for the rollover of options in certain transactions accounted for as a pooling-of-interests rather than their being cashed out, and the acknowledgment that options granted under the Company's 1992 Long-Term Incentive Plan would become immediately exercisable upon a change in control.

     Additionally, under certain circumstances all stock options granted to executive officers, including the executive officers named in the compensation tables above, under (i) the Company's 1992 Long-Term Incentive Plan, will become immediately vested and exercisable in full in the event of a "change in control" and the value of all outstanding stock options will be cashed out (other than in certain transactions accounted for as a pooling-of-interests), and (ii) the Company's 1995 Long-Term Incentive Plan will, unless otherwise determined by the Compensation Committee, become immediately exercisable and be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options.

           REPORT ON EXECUTIVE COMPENSATION FOR 1999 BY THE EXECUTIVE
                   COMPENSATION AND HUMAN RESOURCES COMMITTEE

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

     The Company's compensation programs are designed to motivate, reward and retain executive talent of the caliber necessary to provide long-term growth opportunities for the Company's stockholders.

     Executives are principally compensated through base salary, performance-based annual bonus and periodic long-term option grants. This three-part compensation approach enables the Company to remain competitive with its industry peers while ensuring that executive officers are appropriately incentivized to deliver short-term results while creating sustainable long-term stockholder value. The Compensation Committee has chosen to put a significant portion of the Company's executives' pay "at risk," with targets consistent with those typically established by other high performing organizations with which the Company competes and the Company's strategic plan.

     In evaluating and establishing rates of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance of independent compensation consultants who, among other things, have assembled information concerning compensation levels and philosophies adopted by companies in the same market for executive talent. In particular, the independent consultants have compared the Company's total compensation program, which includes base salary, annual bonus pay, long-term performance incentives, perquisites and executive benefits with programs offered by other companies of comparable size and employee populations in the medical device, high technology and biotechnology businesses. The consultants also have looked at compensation levels and programs established by general industrial companies with similar corporate revenues.

     Fiscal 1999 executive compensation levels and targets were set giving due consideration to the size and complexity of the Company's business and the current competitive environment.

EXECUTIVE BASE SALARY FOR 1999

     Salaries paid to executive officers (other than the Chief Executive Officer) are based upon recommendations of the Chief Executive Officer presented to the Compensation Committee for approval or modification. In general, base salaries are set at levels consistent with the average rate paid by the Company's competitors.

     To remain competitive in the industry and to acknowledge individual officer's contributions and objectives, modest base salary increases for executive officers (other than Chief Executive Officer) were approved for 1999 by the Compensation Committee, as recommended by the Chief Executive Officer. More significant increases were paid to those executive officers who had materially expanded responsibilities in 1999.

PERFORMANCE BASED ANNUAL BONUS FOR 1999

     The Company's Performance Bonus Award Program for salaried personnel seeks to provide pay for performance by linking bonus awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of annual company and individual objectives. Corporate achievement is measured against sales and profitability goals through a matrix of revenue and net income objectives to create a range of bonus award opportunities. Individual achievement for an executive officer is measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. Generally, annual bonus pay at the executive level is heavily weighted toward overall corporate performance in accordance with the Committee's belief that a principal function of executive personnel is to increase overall stockholder value. Actual bonus payouts for all executive officers in 1999 reflect a reduced percentage of their potential bonus opportunity based on Company performance.

LONG TERM INCENTIVE GRANTS IN 1999

     The Company's broad-based stock option program is intended to attract, retain and motivate key employees for the long term. The Company has sought to coordinate and strengthen its stock incentive program in light of its recent acquisitions and mergers to eliminate conflicts among the various programs previously in place and to establish common objectives for all eligible employees. The Compensation Committee has approved, upon management recommendation, nonqualified stock option grants deep into the organization and across businesses in amounts appropriate for each individual's level of responsibility and ability to affect overall corporate objectives. Options are typically granted at fair market value as of the date of grant and vest over a period of four to five years. They are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment.

     In accordance with the Company's normal practice, executive officers were considered for and given stock option grants in 1999. These options were granted at fair market value as of the date of grant and vest over four years. In order to retain key personnel in the current tight labor market, the Compensation Committee approved for grant in 2000 one-time restricted stock awards to senior management, including most executive officers, with three year vesting. These grants were part of a broader forward-looking retention program instituted by the Company at year-end using stock options and restricted stock grants.

HOW WAS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED IN 1999?

     The Company had two individuals acting as Chief Executive Officer in 1999. Prior to March 17, 1999, Pete Nicholas was the Chief Executive Officer. After that date, Jim Tobin assumed that title while Mr. Nicholas remained Chairman of the Board. Mr. Nicholas' base salary increased modestly from 1998 to 1999. At Mr. Nicholas' request, his base salary was reduced at the beginning of 2000 to reflect a shift in executive responsibilities. Mr. Tobin's 1999 base salary was set by his employment contract at a level consistent with the Company's historical compensation practices and was increased slightly for 2000.

     Messrs. Tobin and Nicholas each participated in the Company's Performance Bonus Award Program. Actual bonus payouts in 1999 reflected a reduced percentage of their potential bonus opportunity based on Company performance. At the request of Messrs. Nicholas and Tobin, they each did not participate in the restricted stock retention program approved for grant in early 2000 to other executive officers.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Since 1996, the Company has structured performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting the Company's overall compensation strategy. The Company's 1995 Long-Term Incentive Plan and the Boston Scientific Corporation 2000 Long-Term Incentive Plan both incorporate provisions intended to comply with
Section 162(m) of the Code. For 1999, the Company elected to implement the compensation and performance bonus award program described above taking into account the limitations imposed by Section 162(m) but without specific attempts to comply with the statute.

     This Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, except to the extent the Company specifically incorporates this Report by reference into another Company filing.

Members of the Executive Compensation and Human Resources Committee

LAWRENCE L. HORSCH, Chairman                     RAY J. GROVES
JOEL L. FLEISHMAN                                WARREN B. RUDMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee or other directors of the Company which require disclosure in this Proxy Statement.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the five-year total return to stockholders on Boston Scientific common stock with the return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Medical Products and Supplies) Index. The graph assumes $100 was invested in the Company's common stock and in each of the named indices on January 1, 1995, and that all dividends were reinvested.

[STOCK PERFORMANCE GRAPH]

                                                                               HEALTHCARE (MEDICAL            S&P 500 INDEX
                                                    BOSTON SCIENTIFIC        PRODUCTS AND SUPPLIES)           -------------
                                                       CORPORATION                    INDEX
                                                    -----------------        ----------------------
Dec. 94                                                     100                         100                         100
Dec. 95                                                  283.44                      169.01                      137.58
Dec. 96                                                   345.3                      193.98                      169.17
Dec. 97                                                  264.02                      241.84                       225.6
Dec. 98                                                  308.61                      348.58                      290.08
Dec. 99                                                  251.78                      322.87                      351.12

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 2000 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1999. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

                             STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in the Company's year 2001 Proxy Statement, we must receive them on or before December 4, 2000. Please address your proposals to the Company's Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

                              DIRECTOR NOMINATIONS

     The Corporate Governance Committee of the Board will consider qualified nominees for director recommended by stockholders of the Company.
Recommendations should be sent to the Secretary of the Company at the address listed above.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BOSTON SCIENTIFIC CORPORATION, ATTN: INVESTOR RELATIONS, ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537.

BOSTON SCIENTIFIC
CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

VOTE BY TELEPHONE

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3.  ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR
    NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.

              YOUR VOTE IS IMPORTANT! Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.  GO TO THE WEBSITE http://www.eproxyvote.com/bsx.

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE INSTRUCTIONS PROVIDED.

      YOUR VOTE IS IMPORTANT! Go to http://www.eproxyvote.com/bsx anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.

1. Election of Directors.
   NOMINEES: (01) John E. Abele, (02) Joel L. Fleishman and
             (03) Lawrence L. Horsch

   FOR ALL NOMINEES [ ]      [ ] WITHHELD FROM ALL NOMINEES

   [ ]
      -----------------------------------------------------------
              For all nominees except as noted above

2. Approval and Adoption of the Boston Scientific Corporation 2000 Long-Term Incentive Plan.

            FOR                  AGAINST            ABSTAIN
            [ ]                    [ ]                [ ]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles.

Signature:                                           Date:
          -----------------------------------------       ---------------------

Signature:                                           Date:
          -----------------------------------------       ---------------------


                                  DETACH HERE

                                     PROXY

                         BOSTON SCIENTIFIC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PETE M. NICHOLAS, PAUL W. SANDMAN and LAWRENCE J. KNOPF, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and, if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans shown on the reverse side hereof to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts on Tuesday, May 9, 2000, at 10:00 A.M. (Eastern Daylight
Time), and at any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE ANNUAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

           (PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE)

SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                  SIDE

                       2000 BOSTON SCIENTIFIC CORPORATION
                         ELECTRONIC VOTING ALTERNATIVES


ARE YOUR SHARES OWNED IN YOUR BROKER'S NAME? ARE YOU VOTING ELECTRONICALLY? THIS YEAR? NEXT YEAR?

Although you received your proxy materials by mail this year, you can still vote your shares conveniently by telephone or by Internet.

Additionally, you can choose to receive next year's proxy materials (annual report, proxy statement, and voting form) electronically via e-mail. If you wish to accept this offer, you will need to provide your e-mail address and the last 4 digits of your Social Security Number before you click the final submission button as you cast your vote this year on the Internet at www.proxyvote.com. By choosing to become one of Boston Scientific's future electronic recipients, you help support Boston Scientific in its efforts to conserve valuable worldwide resources. At the same time, you will also help Boston Scientific control escalating printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, you will receive an e-mail before the annual shareholders meeting next year, notifying you of the websites containing both the Proxy Statement and Annual Report to be viewed before casting your vote via proxyvote.com.

See other side for instructions.

                             TWO EASY WAYS TO VOTE.


                             MAKE YOUR VOTE COUNT!

VOTE BY INTERNET (www.proxyvote.com)                   VOTE BY TELEPHONE

It's fast, convenient and your vote is                 It's fast, convenient and your vote is
immediately confirmed and posted. You                  immediately confirmed and posted.
will also have the option to register to
receive future materials via the Internet,             Using a touch-tone telephone, call the toll-
when available.*                                       free number located in the gray shaded box
                                                       on the upper left side of your Voting
                                                       Instruction Form.

FOLLOW THESE 4 EASY STEPS                              FOLLOW THESE 4 EASY STEPS


1. Read the accompanying Proxy Statement               1. Read the accompanying Proxy Statement
   and Voting Instruction Form.                           and Voting Instruction Form.

2. Go to the website: www.proxyvote.com.               2. Call the toll-free telephone number.

3. Enter your 12-digit control number in               3. Enter your 12-digit control number in
   the gray shaded box on the right                       the gray shaded box on the right
   side of your Voting Instruction Form.                  side of your Voting Instruction Form.

4. Follow the simple instructions.                      4. Follow the simple recorded instructions.

*  Please see other side for further
   details on electronic delivery.


                              (www.proxyvote.com)

      Do not return Voting Form if you are voting by Internet or telephone

                          BOSTON SCIENTIFIC CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN


1.   ADMINISTRATION

     Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing an Award hereunder has been provided to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

     Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder.

2.   LIMITS ON AWARD UNDER THE PLAN

     a. NUMBER OF SHARES. A maximum of 20,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     b. TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     c. STOCK-BASED AWARD LIMITS. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person in any calendar year shall each be 5,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

     d. OTHER AWARD LIMITS. No more than $10,000,000 may be paid to any individual with respect to any Cash or Other Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or Other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $10,000,000 limit, and (B) multiple Cash or Other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $10,000,000 limits.

3.   ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.   RULES APPLICABLE TO AWARDS

     a.   ALL AWARDS

          (1) TERMS OF AWARDS. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

          (2) PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

          (3) ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment (subject in each case to the limitations of Section 2) in cash, Stock or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

          (4) TRANSFERABILITY OF AWARDS. Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); (ii) Stock Options other than ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and
(iv) Awards other than Stock Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

          (5) VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock Options, SARs and Restricted Stock) held by the Participant or by a permitted transferee under Section 4.a.(4) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock Options, SARs and Restricted Stock shall be treated as follows:

               (A) immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock Options, SARs and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such Disability or, as applicable, Retirement, will become vested and, where exercisability is relevant, will remain exercisable for the lesser of three years or the period ending on the latest date on which such Stock Option or SAR could have been exercised if the Participant's employment or other service relationship with the Company and its Affiliates had continued unchanged, whereupon such Stock Options and SARs shall terminate;

               (B) all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death will become vested and, where exercisability is relevant, will remain exercisable for the lesser of one year or the period ending on the latest date on which such Stock Option or SAR could have been exercised had the Participant not died, whereupon such Stock Options and SARs shall terminate;

               (C) except as provided in (D) below, all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation (other than by reason of death or Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, Retirement) of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent then not vested shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of three months or the period ending on the latest date on which such Stock Option or SAR could have been exercised if the Participant's employment or other service relationship with the Company and its Affiliates had continued unchanged, whereupon such Stock Options and SARs shall terminate;


               (D) all Stock Options, SARs and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation. For this purpose, "cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's misconduct or dishonesty which is harmful to the business or reputation of the Company.


Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates. Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant's "employment or other service relationship with the Company and its Affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

     (6) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements. In no event shall shares of Stock be tendered or held back by the Company in excess of the amount required to be withheld for Federal, state, and other taxes.

     (7) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

     (8) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (9) SECTION 162(M). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of
Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. The provisions of this Section 4.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m), and shall be deemed to be automatically modified to take into account any subsequent statutory changes, regulations, rulings or interpretations with respect thereto.

     b.   AWARDS REQUIRING EXERCISE

          (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2) EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option; provided, that each Stock Option must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

          (3) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, unless such permitted form of payment is expressly provided for in the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

          (4) GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO. No ISO may be granted under the Plan after February 28, 2010, but ISOs previously granted may extend beyond that date.

     c.   AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.   EFFECT OF CERTAIN TRANSACTIONS

     a.   MERGERS, ETC.

          (1) CHANGE IN CONTROL. Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated.

          (2) COVERED TRANSACTIONS. In the event of a Covered Transaction (and in addition to the provisions of Section 5(a) if also constituting a Change in Control), all Stock-based Awards (all Stock Options, SARs, Restricted Stock, Deferred Stock, including any Performance Awards consisting of any of the foregoing), except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan, shall terminate immediately prior to the Covered Transaction unless assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) at least 10 days prior to the effective date of the Covered Transaction.

     b.   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 2.a. and to the maximum share limits described in Section 2.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c. or 2.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

          (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.   LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.


7.   AMENDMENT AND TERMINATION

     Subject to the provisions of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).


8.   NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.


9.   GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


10.  DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD": Any or a combination of the following:

          (i) Stock Options.

          (ii)   SARs.

          (iii)  Restricted Stock.

          (iv)   Unrestricted Stock.

          (v)    Deferred Stock.

          (vi)   Other Stock-Based Awards.

          (vii)  Cash Performance Awards.

          (viii) Other Performance Awards.

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

     "BOARD": The Board of Directors of the Company.

     "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

     "CHANGE IN CONTROL": Any of:

     (i) an acquisition, consolidation or merger in which the Company is not the surviving corporation or with respect to which all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

     (ii) a sale or transfer of all or substantially all the Company's assets;

     (iii) a complete dissolution or liquidation of the Company; or

     (iv) continuing directors constitute less than a majority of the Board, where a "continuing director" includes (A) each person who was a director of the Company on January 3, 2000, and (B) each person who subsequently becomes a director of the Company with approval by a vote of at least a majority of the "continuing directors" in office at the time of such person's election or nomination as a director unless that person became a director in connection with an actual or threatened election contest.

Notwithstanding clauses (i) through (iv) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

     (x) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company;

     (y) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

     (z) (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 60% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMMITTEE": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

     "COMPANY": Boston Scientific Corporation.

     "COVERED TRANSACTION": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

     "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

     "DISABILITY": Permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

     "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

     "FAMILY MEMBER": An individual or entity included as a "family member" within the meaning of the Security and Exchange Commission's Form S-8, Registration Statement Under The Securities Act of 1933.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "PERFORMANCE AWARD": An Award subject to Performance Criteria.

     "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements;

stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

     "PLAN": The Boston Scientific Corporation 2000 Incentive Plan as set forth herein, as from time to time amended and in effect.

     "RESTRICTED STOCK": An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

     "RETIREMENT": Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50 and has accrued at least five years of service with the Company and its Affiliates, and (ii) the sum of the Participant's age and years of service as of such date equals or exceeds 62.

     "SECTION 162(m)": Section 162(m) of the Code.

     "SARS": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

     "STOCK": Common Stock of the Company, par value $.01 per share.

     "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

     "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.